UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2013 (October 15, 2013)

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18 Desbrosses Street New York, New York		10013
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 15, 2013, Intercept Pharmaceuticals, Inc. (“we”, “us”, or “our”) entered into a lease agreement with Jamestown 450 West 15th Street, L.P. for our new corporate headquarters in New York City. The lease will provide us initially with 11,124 rentable square feet (the “Primary Space”) in New York City for corporate and administrative use. We also have a pre-negotiated commitment to take an additional 9,502 rentable square feet (the “Additional Space”) under a co-terminus lease term expected to commence in September 2014, although we may in our sole discretion opt not to take the Additional Space before April 30, 2014 upon the payment of a termination fee of up to $171,036. The term of the new lease will expire in July 2024.

The rent for the Primary Space (without giving effect to any rent abatements) for the first year will be $800,928 and will increase by two percent annually until the end of the fifth lease year, at which point the rent will increase to $939,909 and subsequently increase by two percent annually until the termination date. The rent for the Additional Space (without giving effect to any rent abatements) for the first year will be $684,144 and will increase by two percent annually until the end of the fifth lease year, at which point the rent will increase to $802,862 and subsequently increase by two percent annually until the termination date. We will receive nine months and eight months of rent abatement for the Primary Space and the Additional Space, respectively. The landlord will also provide us with contributions for improvements of up to $667,440 and $570,240 for the Primary Space and the Additional Space, respectively. The lease contains customary provisions relating to default, termination and other events that may lead to a suspension of the parties’ obligations. The lease for our current New York City headquarters will expire in November 2013, and we are currently negotiating a short-term extension with the landlord.

The foregoing description of the lease is qualified in its entirety by reference to the copy of the lease agreement attached hereto as Exhibit 10.1, which is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On October 18, 2013, our board of directors accepted the resignation of Lorenzo Tallarigo, M.D., from his position as the chairman of the board and elected Jonathan Silverstein to serve as the new chairman. Dr. Tallarigo will continue to serve as a member of our board of directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Lease Agreement between Jamestown 450 West 15th Street, L.P. and the Registrant dated October 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Date: October 21, 2013	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer